Exhibit 99.1

Sarbanes-Oxley Act – Blackout Notice and SEC Regulation Blackout Trading Restriction (“BTR”)

September 27, 2004

Please be advised that as required by the Sarbanes-Oxley Act and DOL Regulations 2520.101-3, if specific investments under an ERISA-covered individual account plan are subject to a blackout, Midas must notify all plan participants, former participants and beneficiaries of the blackout periods. In addition, section 306(a) of the Sarbanes-Oxley Act imposes the plan’s blackout period on the employer securities held outside of the plan by directors and/or executive officers. Therefore, if any participant has invested in employer stock as an investment option within a plan which is subject to a blackout period, including employer stock, the blackout period would be imposed on securities held outside of the plan by directors and executive officers.

Furthermore, to prevent evasion of the Sarbanes-Oxley Act, SEC regulation Blackout Trading Restriction (“BTR”) requires that Midas notify its directors and executive officers that the plan’s blackout period pertains to their employer security holdings or options. Such regulation also requires that Midas notify the SEC (on a Form 8-K filing) of the blackout period pertaining to such employer securities on the same day that notification is transmitted to the directors and executive officers.

Please see the blackout notice for specific dates and other information regarding your rights under the Midas Retirement Savings Plan.

IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE

Midas Retirement Savings Plan

September 27, 2004

Effective November 13, 2004, Midas will be changing investment management and recordkeeping responsibilities for the Midas Retirement Savings Plan from CitiStreet/Wystar to Bank of America.

As a result of this change, you temporarily will be unable to direct or diversify investments in your individual accounts, obtain a loan from the plan, or obtain a distribution from the plan. This period, during which you will be unable to exercise these rights otherwise available under the plan, is called a “blackout period”. Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

The blackout period for the plan will begin on October 30, 2004 and end on or about December 6, 2004.

During the blackout period you will be unable to direct or diversify the assets held in your plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.

Additional information regarding the new fund line up, and how your current investments will be mapped into the new funds, will be provided at a later date. If you have any questions concerning this notice, please contact the Midas Benefits Department at 630/438-3027.

How the blackout period will affect you:

•	Telephone system and Web site – You will be unable to access the telephone system or the website.

•	Investment elections – Your account balance will continue to be invested according to your elections. If you wish to rebalance your accounts before the blackout period, be sure to call the information line at 1- 800-237-2638 or visit the website before 3:00 p.m. on October 29, 2004. After the blackout period, please contact Bank of America at 1-866-262-7755.

•	Contributions – Your contributions will be deducted from your paychecks as usual and posted to your account at the end of the blackout period.

•	Loans – No new loans will be processed. If you want to initiate a loan before the beginning of the blackout period, your loan application must be signed and received at Wystar by October 29, 2004.

•	Distributions & Withdrawals – New withdrawals and distribution elections cannot be processed. However, installment payments that are already scheduled to be paid during the blackout period will be paid as usual.

•	Loan Repayments – Loan repayments for existing loans will be processed as usual and invested in your account at the end of the blackout period.

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